UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

AMENDING FORM 8-A DATED JUNE 8, 2004
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SIGMA DESIGNS, INC.
(Exact name of registrant as specified in its charter)

California	94-2848099
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1778 McCarthy Boulevard Milpitas, California  95035
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Series D Participating Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.         ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.         ☐

Securities Act registration statement file number to which this form relates:  None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

Sigma Designs, Inc. (the “Company”) hereby amends, by supplementing with the information set forth below, its Form 8-A initially filed with the Securities and Exchange Commission on June 8, 2004 and subsequently amended as filed on April 10, 2012:

On June 11, 2012, the Company entered into Amendment No. 2 to Rights Agreement (the “Amendment”) to amend that certain Preferred Stock Rights Agreement dated as of June 7, 2004, as amended on April 9, 2012, with Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC) as the “Rights Agent” (the “Rights Agreement”), with the purpose and effect of terminating the Rights Agreement.  Pursuant to the Amendment, the Series D Participating Preferred Stock Purchase “Rights” which accompany the Company’s common stock expire as of the close of business on June 11, 2012 and the Rights Agreement terminates on such date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit                      Description

3.1	Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A (File No. 001-32207) filed on June 8, 2004).

3.2
Certificate of Amendment to the Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (File No. 333-64234) filed on June 29, 2001).

3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K (File No. 001-32207) filed on April 28, 2003).

3.4
Certificate of Determination of Rights, Preferences and Privileges of Series D Participating Preferred Stock of Sigma Designs, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-A (File No. 001-32207) filed on June 8, 2004).

3.5
Certificate of Amendment of Certificate of Determination of Rights, Preferences and Privileges of Series D Participating Preferred Stock of Sigma Designs, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 10, 2012).

4.1
Preferred Stock Rights Agreement, dated as of June 7, 2004, between the Company and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A (File No. 001-32207) filed on June 8, 2004).

4.2
Amendment No. 1 to Rights Agreement, dated as of April 9, 2012, between the Company and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), including the Certificate of Amendment of Certificate of Determination attached thereto as Exhibit A-1 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2012).

4.3
Amendment No. 2 to Rights Agreement, dated as of June 11, 2012, between the Company and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed of even date herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIGMA DESIGNS, INC.

Date: June 11, 2012	By:	/s/ Thinh Q. Tran
Thinh Q. Tran
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit                      Description

3.1	Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A (File No. 001-32207) filed on June 8, 2004).

3.2
Certificate of Amendment to the Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (File No. 333-64234) filed on June 29, 2001).

3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K (File No. 001-32207) filed on April 28, 2003).

3.4
Certificate of Determination of Rights, Preferences and Privileges of Series D Participating Preferred Stock of Sigma Designs, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-A (File No. 001-32207) filed on June 8, 2004).

3.5
Certificate of Amendment of Certificate of Determination of Rights, Preferences and Privileges of Series D Participating Preferred Stock of Sigma Designs, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 10, 2012).

4.1
Preferred Stock Rights Agreement, dated as of June 7, 2004, between the Company and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A (File No. 001-32207) filed on June 8, 2004).

4.2
Amendment No. 1 to Rights Agreement, dated as of April 9, 2012, between the Company and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), including the Certificate of Amendment of Certificate of Determination attached thereto as Exhibit A-1 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2012).

4.3
Amendment No. 2 to Rights Agreement, dated as of June 11, 2012, between the Company and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed of even date herewith).